UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Enochian Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	45-2259340
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2080 Century Park East, Suite 906 Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.0001 par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [   ]

Securities Act registration statement file number to which this form relates: N/A                     (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

__________________________N/A_________________________
(Title of class)

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Item 1. Description of Registrant's Securities to be Registered.

The description of the common stock, $0.0001 par value, of Enochian Biosciences, Inc., a Delaware corporation (the “Company”), set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 1, 2018 is hereby incorporated by reference into this Item 1.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed hereunder because no other securities of the Company are listed by The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 6, 2018

ENOCHIAN BIOSCIENCES, INC.

By: _/s/Eric Leire_______
Name: Eric Leire
Title: Chief Executive Officer

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